Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

                          COMMON STOCK PURCHASE WARRANT

                To Purchase __________ Shares of Common Stock of

                   LIGHTEN UP ENTERPRISES INTERNATIONAL, INC.

                  THIS COMMON STOCK PURCHASE WARRANT (this "WARRANT")  CERTIFIES that, for value received, _________________________ (the "HOLDER"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of issuance of this Warrant (the "INITIAL EXERCISE DATE") and on or prior to the five year anniversary of the Initial Exercise Date (the "TERMINATION DATE") but not thereafter, to subscribe for and purchase from Lighten Up Enterprises International, Inc., a Nevada corporation (the "COMPANY"), up to _______________ shares (the "WARRANT SHARES") of Common Stock, par value $0.001 per share, of the Company (the "COMMON STOCK"). The purchase price of one share of Common Stock (the "EXERCISE PRICE") under this Warrant shall be [$0.75/$1.00] subject to adjustment hereunder.

                  In addition to the terms defined elsewhere in this Warrant the following capitalized terms shall have the following meanings:

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or legal holiday in the State of California.

                  "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or any other entity of any kind.

                  "REGISTRATION STATEMENT" means a registration statement filed by the Company with the Securities and Exchange Commission ("SEC") for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

                  "SUBSCRIPTION AGREEMENT" means that certain Subscription Agreement entered into between the original Holder of this Warrant and Lighten Up Enterprises International, Inc., which provided for, among other things, the original purchase of this Warrant from Lighten Up Enterprises International, Inc.

                  "TRADING DAY" means (i) a day on which the Common Stock is traded or quoted on a Trading Market, or (ii) if the Common Stock is not traded or quoted on a Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting price); provided, that in the event that the Common Stock is not traded or quoted as set forth in (i), and (ii) hereof, that Trading Day shall mean a Business Day.

                  "TRADING MARKET" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NASDAQ SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market or the OTC Bulletin Board.

                  1. TITLE TO WARRANT. Prior to the Termination Date and subject to compliance with applicable laws and SECTION 7 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, to up to three (3) Persons in any 12 month period, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

                  2. AUTHORIZATION OF SHARES. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of such purchase rights in accordance with the terms and conditions of this Warrant, including, without limitation, payment of the Exercise Price, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

                  3.       EXERCISE OF WARRANT.

                           (a) Exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); PROVIDED, HOWEVER, within five
         (5) Trading Days of the date said Notice of Exercise is delivered to the Company, the Holder shall have surrendered this Warrant to the Company and the Company shall have received payment of the aggregate Exercise Price of the Warrant Shares thereby purchased by wire transfer or cashier's check drawn on a United States bank. Certificates for shares purchased hereunder shall be delivered to the Holder within three (3) Trading Days from the latest to occur of delivery to the Company of the Notice of Exercise Form, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above ("WARRANT SHARE DELIVERY DATE"). This Warrant shall be deemed to have been exercised and the Warrant Shares (to which the exercise relates) shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date of the latest to occur of (i) delivery to the Company of the Notice of Exercise Form,
         (ii) surrender of this Warrant and (iii) payment of the aggregate Exercise Price as set forth above and all taxes required to be paid by the Holder, if any, pursuant to SECTION 5 ("EXERCISE DATE").

                           (b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

                           (c) Subject to the provisions of this SECTION 3, if there is (i) an effective Registration Statement registering the resale of the Warrant Shares by the Holder, (ii) the closing bid price of the Common Stock for each of ten (10) consecutive Trading Days (the "MEASUREMENT PERIOD", which period shall not have commenced until after such Registration Statement shall have been declared effective by the
         SEC) equals or exceeds [$0.9375/$1.25] (the "THRESHOLD PRICE") (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of the Subscription Agreement) and (iii) the average daily trading volume for the Measurement Period equals or exceeds 100,000 shares, then the Company may, within two (2) Trading Days of such period, call for cancellation of all or any portion of this Warrant for which a Notice of Exercise has not yet been delivered (such right, a "CALL"). To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a "CALL NOTICE"), indicating therein the unexercised portion of this Warrant to which such notice applies. If the conditions set forth below for such Call are satisfied, from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received from and after the date of the Call Notice will be cancelled at 6:30 p.m. (Pacific Standard Time) on the fifteenth
         (15th) Trading Day after the date the Call Notice is received by the Holder (such date, the "CALL DATE"). Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered from the time of delivery of the Call Notice through 6:30 p.m. (PST) on the Call Date. The parties agree that any Notice of Exercise delivered following a Call Notice shall first reduce to zero the number of Warrant Shares subject to such Call Notice prior to reducing the remaining Warrant Shares available for purchase under this Warrant. For example, if (x) this Warrant then permits the Holder to acquire 100 Warrant Shares, (y) a Call Notice pertains to 75 Warrant Shares, and (z) prior to 6:30 p.m. (PST) on the Call Date the Holder tenders a Notice of Exercise in respect of 50 Warrant Shares, then (1) on the Call Date the right under this Warrant to acquire 25 Warrant Shares will be automatically cancelled, (2) the Company, in the time and manner required under this Warrant, will have issued and delivered to the Holder 50 Warrant Shares in respect of the exercise following receipt of the Call Notice, and (3) the Holder may, until the Termination Date, exercise this Warrant for 25 Warrant Shares (subject to adjustment as herein provided and subject to subsequent Call Notices). Subject again to the provisions of this SECTION 3(C), the Company may deliver subsequent Call Notices for any portion of this Warrant for which the Holder shall not have delivered a Notice of Exercise. Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancellation of this Warrant (and any Call Notice will be void), unless, from the beginning of the ten (10) consecutive Trading Days used to determine whether the Common Stock has achieved the Threshold Price through the Call Date, (i) the Company shall have honored in accordance with the terms of this Warrant all Notices of Exercise delivered by 6:30 p.m. (PST) on the Call Date, (ii) the Registration Statement shall be effective as to all Warrant Shares and the prospectus thereunder available for use by the Holder for the resale of all such Warrant Shares and (iii) the Common Stock shall be listed or quoted for trading on the Trading Market. The Company's right to Call the Warrant shall be exercised ratably among all holders of warrants issued pursuant to Subscription Agreements entered into as part of the same financing.

                  4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

                  5. CHARGES, TAXES AND EXPENSES. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; PROVIDED, HOWEVER, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

                  6. CLOSING OF BOOKS. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

                  7.       TRANSFER, DIVISION AND COMBINATION.

                           (a) Subject to compliance with any applicable securities laws and the conditions set forth in SECTIONS 1 and 7(e) hereof, and to the last sentence of Section 1.8 of the Subscription Agreement and the first sentence of Section 1.10 of the Subscription Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.

                           (b) This Warrant may be divided or combined with other Warrants (if such other Warrants are upon the same terms, other than number of Warrant Shares, as this Warrant) upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with SECTION 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                           (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this SECTION 7.

                           (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

                           (e) If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel reasonably acceptable to the Company (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501 promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

                  8. NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the exercise of this Warrant, the Warrant Shares so purchased shall be, and be deemed to be, issued to such Holder as the record owner of such shares as of the close of business on the Exercise Date with respect to such exercise.

                  9. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of such Warrant.

                  10. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

                  11. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES; STOCK SPLITS, ETC. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company that are purchasable pursuant hereto immediately after such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. For example, if the Company declared a 1-for-4 reverse stock split and 400 Warrant Shares were purchasable hereunder, then immediately after such 1-for-4 reverse stock split the Warrant Shares purchasable hereunder would become 100 and the Exercise Price would become [$3.00/$4.00] per share. Such Exercise Price is obtained by multiplying the current [$0.75/$1.00] Exercise Price by 400 Warrant Shares purchasable under this example and dividing the product by 100 Warrant Shares purchasable after the 1-for-4 reverse stock split.

                  12.      REORGANIZATION,       RECLASSIFICATION,       MERGER,
CONSOLIDATION OR DISPOSITION OF ASSETS. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose all or substantially all of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("OTHER PROPERTY"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets ("Extraordinary Transaction"), the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this SECTION 12. As soon as commercially practicable following the Extraordinary Transaction, the successor or acquiring corporation (if other than the Company), shall deliver to Holder a new warrant in repacement of this Warrant consistent with the provisions referenced in the immediately preceding sentence against receipt by such successor or acquiring corporation of the original of this Warrant. For purposes of this SECTION 12, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this SECTION 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

                  13. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

                  14. NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

                  15.      NOTICE OF CORPORATE ACTION. If at any time:

                           (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                           (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with (other than a consolidation or merger in which the Company is the surviving corporation), or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

                           (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least fifteen (15) days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least fifteen (15) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify
(i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with SECTION 17(d).

                  16. AUTHORIZED SHARES. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant (the "REQUIRED MINIMUM"). If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company's certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the number of shares of Common Stock that would result from the full exercise of the Warrant Shares at such time, as soon as possible and in any event not later than the 75th day after such date. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

                  Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

                  Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

                  17.      MISCELLANEOUS.

                           (a) GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the internal laws of the State of California without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Warrant, shall be brought solely in a federal or state courts located in the State of California. By its execution hereof, the parties hereby covenant and irrevocably submit to the IN PERSONAM jurisdiction of the federal and state courts located in the State of California and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in the State of California. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of IN PERSONAM jurisdiction with respect thereto.

                           (b) RESTRICTIONS. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

                           (c) NONWAIVER AND ATTORNEYS' FEES. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If any action, suit, arbitration or other proceeding for the enforcement of this Warrant is brought with respect to or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions hereof, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that proceeding, in addition to any other relief to which it or he may be entitled.

                           (d) NOTICES. All notices that are required or may be given pursuant to this Warrant must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, or by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other Person or such other address as any party may provide to the other parties by notice in accordance with this section):

                           If to the Holder:


                           --------------------------------------------

                           --------------------------------------------

                           --------------------------------------------

                           Attention:
                                      ---------------------------------
                           Telephone:
                                      ---------------------------------

                           With a copy to:


                           --------------------------------------------

                           --------------------------------------------

                           Attention:
                                      ---------------------------------
                           Telephone:
                                      ---------------------------------

                           If to the Company:

                           2200 Powell Street, Suite 675
                           Emeryville, CA 94608
                           Attention: Isaac Cohen
                           Telephone: (510) 601-2000

                           With a copy to:

                           Greenberg Traurig, LLP
                           Met Life Building
                           200 Park Avenue
                           New York, NY 10166
                           Attention: Robert Cohen
                           Telephone: (212) 801-9200

         Any such notice or other communication will be deemed to have been given and received (whether actually received or not) on the day it is personally delivered or delivered by courier or overnight delivery service or, if mailed, when actually received.

                           (e) REMEDIES. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                           (f) SUCCESSORS AND ASSIGNS. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder.

                           (g) AMENDMENT. This Warrant may be modified or amended only with the written consent of the Company and the Holder. Waiver of any provision of this Warrant shall be in writing.

                           (h) SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

                           (i) HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.


                              ********************

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  ___________ ___, 2005

                              LIGHTEN UP ENTERPRISES INTERNATIONAL, INC.


                              By:________________________________________
                                 Name:
                                 Title:

                               NOTICE OF EXERCISE

To:      Lighten Up Enterprises International, Inc.

                  (1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

                  (2) Payment shall take the form of lawful money of the United States.

                  (3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

                           -------------------------------


The Warrant Shares shall be delivered to the following:

                           -------------------------------

                           -------------------------------

                           -------------------------------

                  (4) ACCREDITED INVESTOR. The undersigned is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended.

                                          [PURCHASER]


                                          By: ______________________________
                                          Name:
                                          Title:

                                          Dated:  ________________________

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)



                  FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to


_______________________________________________ whose address is

__________________________________________________________________.



__________________________________________________________________


                                           Dated:  ______________, _______


                      Holder's Signature: _____________________________

                      Holder's Address:   _____________________________

                                          _____________________________



Signature Guaranteed:  ___________________________________________


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.